UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 22, 2023

BETTER HOME & FINANCE HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-40143	93-3029990
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 World Trade Center
175 Greenwich Street, 57th Floor
New York, NY	10007
(Address of principal executive offices)	(Zip Code)

(415) 523-8837
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BETR	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Class A common stock at an exercise price of $11.50	BETRW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE
Domestication and Merger
As previously announced, Aurora Acquisition Corp., prior to the Domestication described below, a Cayman Islands exempted company with limited liability, company number 366813 (prior to the Business Combination described below “Aurora” and, after the Business Combination, “Better Home & Finance” or the “Company”), entered into an Agreement and Plan of Merger, dated as of May 10, 2021, as amended as of October 27, 2021, November 9, 2021, November 30, 2021, August 26, 2022, February 24, 2023 and June 23, 2023 (as amended, the “Merger Agreement”) by and among Aurora, Better Holdco, Inc., a Delaware corporation (“Better”) and Aurora Merger Sub I, Inc., formerly a Delaware corporation and wholly owned subsidiary of Aurora (“Merger Sub”).
On August 21, 2023, as contemplated by the Merger Agreement, and as described in the section titled “Domestication Proposal” beginning on page 248 of the final prospectus and definitive proxy statement, dated July 27, 2023 (the “Proxy Statement/Prospectus”), filed with the U.S. Securities and Exchange Commission (the “SEC”), Aurora filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which Aurora was transferred by way of continuation from the Cayman Islands and domesticated as a Delaware corporation (the “Domestication”). As a result of and upon the effective time of the Domestication, (1) each of the then-issued and outstanding Class A ordinary shares, par value $0.0001 per share, of Aurora (the “Aurora Class A ordinary shares”) converted automatically, on a one-for-one basis, into a share of Class A common stock, par value $0.0001 per share, of Better Home & Finance (the “Better Home & Finance Class A common stock”), (2) each of the then-issued and outstanding Class B ordinary shares, par value $0.0001 per share, of Aurora (the “Aurora Class B ordinary shares”) converted automatically, on a one-for-one basis, into a share of Better Home & Finance Class A common stock, (3) a new class of non-voting stock, the Better Home & Finance Class C common stock, par value $0.0001 per share, was created (the “Better Home & Finance Class C common stock”) and a sufficient number of shares thereof authorized to effect the transactions contemplated under the Merger Agreement and under the Ancillary Agreements (as defined in the Merger Agreement), (5) each then-issued and outstanding warrant of Aurora converted automatically into a Better Home & Finance Warrant, pursuant to the Warrant Agreement, dated as of March 3, 2021, by and between Aurora and Continental Stock Transfer & Trust Company and (6) each then-issued and outstanding Aurora unit separated automatically into one share of Better Home & Finance Class A common stock and one-quarter of one Better Home & Finance Warrant.
Following the Domestication, on August 22, 2023 (the “Closing Date”), as previously announced and as contemplated by the Merger Agreement, and as described in the section titled “BCA Proposal” beginning on page 198 of the Proxy Statement/Prospectus, Merger Sub merged with and into Better, with Better surviving the merger (the “First Merger”) and Better merged with and into Aurora, with Aurora surviving the merger and changing its name to “Better Home & Finance Holding Company” (hereinafter referred to as “Better Home & Finance” or the “Company”) (such merger, the “Second Merger,” and together with the First Merger and the Domestication, the “Business Combination” and the completion thereof, the “Closing”).
In accordance with the terms and subject to the conditions of the Merger Agreement, (1) each outstanding Better option to purchase shares of common stock of Better (each, a “Better Option” and such shares of common stock, “Better Common Stock”), whether vested or unvested, immediately prior to the effective time of the First Merger (the “First Effective Time”), was cancelled in exchange for an option to purchase a number of shares of Better Home & Finance Class B common stock equal to the number of shares of Better Common Stock subject to such Better Option, multiplied by an exchange ratio of approximately 3.0566 (the “Exchange Ratio”), at an exercise price per share equal to the exercise price per share of such Better Option immediately prior to the First Effective Time, divided by the Exchange Ratio, subject to the same terms and conditions as were applicable to the Better Option immediately prior to the First Effective Time; (2) each outstanding Better restricted stock unit (each, a “Better RSU”) was converted into the right to receive restricted stock units based on the number of shares of Better Home & Finance Class B common stock equal to the number of shares of Better Common Stock subject to such Better RSU immediately prior to the First Effective Time, multiplied by the Exchange Ratio, subject to the same terms and conditions as were applicable to the Better RSU immediately prior to the First Effective Time; and (3) each outstanding Better restricted stock award (each, a “Better RSA”) was converted into the right to receive restricted stock awards based on the number of shares of Better Home & Finance Class B common stock equal to the number of shares of Better Common Stock subject to such Better RSA immediately prior to the First Effective Time, multiplied by the Exchange Ratio, subject to the same terms and conditions as were applicable to the Better RSA immediately prior to the first Effective Time.
In connection with the consummation of the Business Combination, the Company issued an aggregate of 40,601,825 shares of Better Home & Finance Class A common stock, 574,407,420 shares of Better Home & Finance Class B common stock and 6,877,283 shares of Better Home & Finance Class C common stock. Each share of Better Home & Finance Class B common stock and Better Home & Finance Class C common stock may be converted to a share of Better Home & Finance Class A common stock at any time by the holder thereof and upon certain other transfers that are not “Permitted Transfers” as provided by the amended and restated certificate of incorporation of Better Home & Finance (the “Amended and Restated Certificate of Incorporation”), which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K (this “Report”). In addition, in connection with the Bridge Note Conversion, the Bridge Note Exchange and the Sponsor Purchase, each as defined below, the Company issued an aggregate of 41,700,000 shares of Better Home & Finance Class A common stock and 65,000,000 shares of Better Home & Finance Class C common stock, as further described below.
The foregoing description of the Business Combination does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K (this “Report”), as well as Amendments No. 1, 2, 3, 4, 5, and 6 to the Merger Agreement, which are attached hereto as Exhibits 2.2-2.7 to this Report, and the Amended and Restated Certificate of Incorporation, each of which is incorporated herein by reference.
Bridge Note Conversion and Exchange
In connection with the consummation of the Business Combination, on August 22, 2023, the Pre-Closing Bridge Notes held by SB Northstar LP (“SoftBank”) in an aggregate principal amount of $650 million automatically converted into Better Home & Finance Class C common stock at a conversion price of $10.00 per share (the “Bridge Note Conversion”). In connection with the Bridge Note Conversion, the Company issued an aggregate of 65.0 million shares of Better Home & Finance Class C common stock to BHFHC Distribution Trust, a trust designated by SoftBank to distribute such shares to SoftBank only upon the receipt of: (i) certain regulatory approvals required in connection with SoftBank’s ownership in the Company or (ii) confirmation that such regulatory approvals are no longer required.
In addition, pursuant to the Second Novator Letter Agreement and Novator Exchange Agreement (each as defined herein and described further below), on August 22, 2023, the Pre-Closing Bridge Notes held by Novator Capital Sponsor Ltd. (the “Sponsor”) in an aggregate principal amount of $100 million were exchanged for 40.0 million shares of Better Home & Finance Class A common stock to the Sponsor (the “Bridge Note Exchange”).
Sponsor Purchase
In connection with the Closing, and pursuant to the Limited Waiver referred to in the section of the Proxy Statement/Prospectus beginning on page 222 titled “BCA Proposal—Related Agreements—Limited Waiver” and the Sponsor Purchase Subscription Agreement, dated as of August 22, 2023, by and between Better Home & Finance and Sponsor (the “Sponsor Purchase Agreement”), the Sponsor purchased 1.7 million shares of Better Home & Finance Class A common stock for an aggregate purchase price of $17 million (the “Sponsor Purchase”). Such description is qualified in its entirety by the text of the Sponsor Purchase Agreement, which is included as Exhibit 10.18 to this Report and is incorporated herein by reference.
Convertible Note Funding
As previously disclosed, on August 21, 2023, Aurora, Better and SoftBank entered into an Amendment No. 2 to the Subscription Agreement, dated as of May 10, 2021, as amended by Amendment No. 1, dated as of November 30, 2021 (“Amendment No. 2 to the SoftBank Subscription Agreement”). Amendment No. 2 to the SoftBank

Subscription Agreement revised the terms of the subscription agreement such that SoftBank’s commitment to purchase $650,000,000 in convertible promissory notes following the Business Combination would be reduced by the amount of cash received by Better Home & Finance from the trust account of Aurora at closing and any amount of the $100,000,000 commitment by the Sponsor to purchase convertible promissory notes following the Business Combination (the “Sponsor Note Commitment”) that the Sponsor elected not to fund. As the Sponsor elected not to fund any of the Sponsor Note Commitment, SoftBank’s maximum commitment was reduced to $550,000,000 accordingly.
The foregoing description of Amendment No. 2 to the SoftBank Subscription Agreement does not purport to be complete and is qualified in its entirety by the text of Amendment No. 2 to the SoftBank Subscription Agreement, attached as Exhibit 10.7 and incorporated by reference herein.
No Redemption
In connection with the extraordinary general meeting of Aurora shareholders held on August 11, 2023 (the “Extraordinary General Meeting”), at which the shareholders of Aurora approved, among other things, the consummation of the Business Combination, no holders of shares of Aurora Class A ordinary shares properly exercised their right to have such shares redeemed for a pro rata portion of the trust account established in connection with the consummation of Aurora’s initial public offering. Accordingly, a balance immediately prior to the Closing of approximately $21,418,989.90 remained in the trust account.
Immediately after giving effect to the Business Combination, the Bridge Note Conversion, the Bridge Note Exchange and the Sponsor Purchase (collectively, the “Transactions”), there were 91,300,735 shares of Better Home & Finance Class A common stock, 574,407,420 shares of Better Home & Finance Class B common stock and 71,877,283 shares of Better Home & Finance Class C common stock outstanding. Aurora’s public units automatically separated into their component securities upon consummation of the Business Combination. In connection with the consummation of Business Combination, on August 23, 2023, the Company requested that The Nasdaq Stock Market (together with The Nasdaq Global Market and The Nasdaq Capital Market, “Nasdaq”) delist Aurora’s units. On August 23, 2023, Nasdaq filed a notification of removal from listing and registration on Form 25, thereby commencing the process of delisting Aurora’s units from Nasdaq and deregistering the units under Section 12(b) of the Exchange Act. In addition, following the close of trading on August 23, 2023, Aurora’s Class A ordinary shares and warrants ceased trading and, on August 24, 2023, Better Home & Finance Class A common stock and Better Home & Finance Warrants began trading on The Nasdaq Global Market and the Nasdaq Capital Market, respectively, under the ticker symbols “BETR” and “BETRW.” Immediately after giving effect to the Transactions, (i) Aurora’s public shareholders prior to the consummation of the Business Combination owned approximately 0.0% of the outstanding Better Home & Finance common stock, (ii) the previous stockholders of Better (including Better warrantholders) owned approximately 84.3% of the outstanding Better Home & Finance common stock, (iii) the Major Aurora Shareholders, including the Sponsor, collectively owned approximately 1.2% of the outstanding Better Home & Finance common stock (excluding, for the avoidance of doubt, shares of Better Home & Finance common stock issued to the Sponsor pursuant to the exchange of its Pre-Closing Bridge Note), (iv) BHFHC Distribution Trust owned approximately 8.8% of the outstanding Better Home & Finance common stock in respect of the shares of Better Home & Finance Class C common stock issued pursuant to the Bridge Note Conversion and (v) the Sponsor owned approximately 6.2% of the outstanding Better Home & Finance common stock in respect of the shares of Better Home & Finance Class A common stock issued pursuant to the Bridge Note Exchange, Sponsor Purchase and prior ownership of Aurora securities.
Terms used but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the Proxy Statement/Prospectus and such definitions are incorporated herein by reference.
Item 1.01Entry into a Material Definitive Agreement
Registration Rights Agreement
The Merger Agreement contemplates that, at the Closing, Aurora (as the surviving corporation), certain legacy Better Stockholders and the Sponsor would enter into an amended and restated registration rights agreement, a copy of which was attached to the Proxy Statement/Prospectus. In connection with Closing, the Amended and Restated Registration Rights Agreement was entered into on August 22, 2023. The material terms of the Amended and Restated Registration Rights Agreement are described in the section of the Proxy Statement/Prospectus beginning on page 218 titled “BCA Proposal—Related Agreements—Registration Rights Agreement.” Such description does not purport to be complete and is qualified in its entirety by the text of the Amended and Restated Registration Rights Agreement, which is included as Exhibit 10.1 to this Report and is incorporated herein by reference.
Novator Exchange Agreement
Pursuant to the letter agreement between Aurora, Better and the Sponsor dated as of August 26, 2022 (the “First Novator Letter Agreement”) and the letter agreement between Aurora, Better and the Sponsor dated as of February 7, 2023 (the “Second Novator Letter Agreement”), the parties thereto entered into a letter agreement dated as of August 22, 2023 (the “Novator Exchange Agreement”). Pursuant to the Novator Exchange Agreement, the Sponsor elected to exercise its option under the Second Novator Letter Agreement to exchange its Pre-Closing Bridge Note for 40,000,000 shares of Better Home & Finance Class A common stock at a price of $2.50 per share. Such description does not purport to be complete and is qualified in its entirety by the text of the Novator Exchange Agreement, which is included as Exhibit 10.2 to this Report and is incorporated herein by reference.
Sponsor Purchase Subscription Agreement
In connection with the Closing, and pursuant to the Limited Waiver referred to in the section of the Proxy Statement/Prospectus beginning on page 222 titled “BCA Proposal—Related Agreements—Limited Waiver” and the Sponsor Purchase Agreement, dated as of August 22, 2023 (the “Sponsor Purchase Agreement”), the Sponsor purchased 1.7 million shares of Better Home & Finance Class A common stock for an aggregate purchase price of $17 million (the “Sponsor Purchase”). Such description is qualified in its entirety by the text of the Sponsor Purchase Agreement, which is included as Exhibit 10.18 to this Report and is incorporated herein by reference.
Convertible Notes Indenture
As previously announced, in connection with Amendment No. 2 to the SoftBank Subscription Agreement, the Company issued and sold to SoftBank senior subordinated convertible notes in the aggregate principal amount of $528,585,444 (the “Convertible Notes”) pursuant to an Indenture, dated as of August 22, 2023 (the “Indenture”), between the Company and GLAS Trust Company LLC, as trustee. The Convertible Notes bear 1% interest per annum and mature on August 15, 2028, unless earlier converted or redeemed.
The Convertible Notes are convertible, at the option of SoftBank, into shares of Better Home & Finance Class A common stock, with an initial conversion rate per $1,000 principal amount of Convertible Notes equal to (a) $1,000 divided by (b) a dollar amount equal to 115% of the First Anniversary VWAP (as defined in the Indenture), subject to adjustments as described therein. The Indenture provides that the First Anniversary VWAP may be no less than $8.00 and no greater than $12.00, subject to adjustments as described therein. The Convertible Notes may be redeemed at the option of the Company at a redemption price of 115% of par plus accrued interest in cash, at any time on or before the 30th trading day prior to the maturity date of the Convertible Notes if the last reported sale price of the Better Home & Finance Class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days during the 30 trading day period ending on, and including, the trading day immediately preceding the date of notice of optional redemption.
The Convertible Notes permit the Company to designate up to $150 million of indebtedness that is senior to the Convertible Notes that would benefit from the subordination provisions set forth in the Indenture. In addition, the Indenture requires that if a domestic subsidiary of the Company guarantees other senior indebtedness of the Company, such subsidiary would also be required to guarantee the notes, subject to certain exceptions for non-profit subsidiaries and regulated mortgage origination subsidiaries.
The Convertible Notes were issued by the Company in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), and have not been registered under the Securities Act.

The foregoing description of the Indenture and the Convertible Notes does not purport to be complete and is qualified in its entirety by the text of the Indenture (and the form of Convertible Note included therein), which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.
Indemnification Agreements
In connection with the completion of the Business Combination, Better Home & Finance entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancement by Better Home & Finance of certain expenses and costs relating to claims, suits, or proceedings arising from service to Better Home & Finance or, at its request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnification agreements, a form of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.
Item 2.01Completion of Acquisition or Disposition of Assets.
The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference.

FORM 10 INFORMATION
Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as Aurora was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. As a result of the consummation of the Business Combination, and as discussed below in Item 5.06 of this Report, the Company has ceased to be a shell company. Accordingly, the Company is providing below the information that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.
Cautionary Note Regarding Forward-Looking Statements
This Report and the information and documents incorporated by reference herein include “forward-looking statements” within the meaning of federal securities laws. These statements include, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Form 8-K, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this Report. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Forward-looking statements in this Report and in any information and document incorporated by reference in this Report, and the associated risks, uncertainties, assumptions and other important factors may include, but are not limited to:
•our ability to maintain the listing of the Better Home & Finance Class A common stock and Better Home & Finance Warrants on Nasdaq following the Business Combination;
•our public securities’ potential liquidity and trading;
•our ability to recognize the anticipated benefits of the Business Combination and related transactions;
•our success in retaining or recruiting, or changes required in, our officers, key employees, or directors;
•our ability to operate under and improve our business model;
•the effect of interest rates on our business, results of operations, and financial conditions;
•our ability to grow market share in our existing markets or any new markets we may enter;
•our ability to respond to general economic conditions, particularly elevated interest rates and lower home sales and refinancing activity;
•our ability to achieve and maintain profitability in the future;
•our ability to remediate existing material weaknesses and implement and maintain an effective system of internal controls over financial reporting;
•our ability to develop new products, features and functionality that meet market needs and achieve market acceptance;

•our ability to retain, identify and hire individuals for the roles we seek to fill and staff our operations appropriately;
•our ability to maintain and improve morale and workplace culture or respond effectively to the effects of negative media coverage;
•our ability to maintain, protect, assert and enhance our intellectual property rights; and
•other factors detailed under the section titled “Risk Factors” beginning on page 88 of the Proxy Statement/Prospectus and incorporated herein by reference.
Business
The business of Better and Aurora prior to the Business Combination are described in the sections titled “Information About Better” beginning on page 337 of the Proxy Statement/Prospectus and “Information About Aurora” beginning on page 315 of the Proxy Statement/Prospectus and that information is incorporated herein by reference.
Risk Factors
The risk factors related to Better’s business and operations and the Business Combination are set forth in the section titled “Risk Factors” beginning on page 88 of the Proxy Statement/Prospectus and that information is incorporated herein by reference.
Financial Information
Unaudited Condensed Financial Statements
The unaudited condensed financial statements as of and for the three and six months ended June 30, 2023 of Aurora, and the related notes are included in Aurora’s Quarterly Report on Form 10-Q filed on August 4, 2023, and are incorporated herein by reference.
The unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2023 and 2022 of Better set forth in Exhibit 99.1 hereto have been prepared in accordance with U.S. generally accepted accounting principles. These unaudited condensed consolidated financial statements should be read in conjunction with the historical audited financial statements of Better as of and for the years ended December 31, 2022 and 2021, and the related notes, included in the Proxy Statement/Prospectus, which are incorporated by reference herein, the section titled “Better’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” included therein and the section titled “Better’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” included herein.
Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information of Better Home & Finance as of and for the six months ended June 30, 2023 and for the year ended December 31, 2022 is set forth in Exhibit 99.2 hereto and is incorporated herein by reference.
Management’s Discussion and Analysis of Financial Condition and Results of Operations
Aurora Management’s Discussion and Analysis of Financial Condition and Results of Operation
Management’s discussion and analysis of the financial condition and results of operation of Aurora for the years ended December 31, 2022 and 2021 and for the three months ended March 31, 2023 and 2022 is included in the Proxy Statement/Prospectus beginning on page 325 in the section titled “Aurora Management’s Discussion and Analysis of Financial Condition and Results of Operations” which is incorporated herein by reference.

Aurora Management’s discussion and analysis of the financial condition and results of operations as of and for the six months ended June 30, 2023 and 2022 is included in Aurora’s Quarterly Report on Form 10-Q filed on August 4, 2023, which is incorporated herein by reference.
Better’s Management’s Discussion and Analysis of Financial Condition and Results of Operation
Better’s management’s discussion and analysis of the financial condition and results of operation of Better for the years ended December 31, 2022 and 2021 and for the three months ended March 31, 2023 and 2022 are included in the Proxy Statement/Prospectus beginning on page 361 in the section titled “Better’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” which is incorporated herein by reference.
Better’s management’s discussion and analysis of the financial condition and results of operations of Better as of and for the six months ended June 30, 2023 and 2022 is set forth in Exhibit 99.3 hereto and is incorporated herein by reference.
Properties
The properties of Better prior to the Business Combination are described in the section titled “Information about Better—Our Facilities and Real Estate” beginning on page 358 of the Proxy Statement/Prospectus, and that information is incorporated herein by reference.
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information known to the Company regarding the beneficial ownership of the Company as of August 22, 2023 by:
•each person known to the Company to be the beneficial owner of more than 5% of any class of the outstanding common stock of the Company;
•each of the Company’s named executive officers and directors; and
•all executive officers and directors of the Company as a group.
The beneficial ownership of shares of the Company’s common stock is based on (i) 91,300,735 shares of Better Home & Finance Class A Common Stock issued and outstanding as of the Closing Date, (ii) 574,407,420 shares of Better Home & Finance Class B Common Stock issued and outstanding as of the Closing Date, and (iii) 71,877,283 shares of Better Home & Finance Class C Common Stock issued and outstanding as of the Closing Date, in each case, after giving effect to the Business Combination, the Bridge Note Conversion, the Bridge Note Exchange and the Sponsor Purchase. In addition, the beneficial ownership of shares of the Company’s common stock presented below does not reflect the conversion of shares of Better Home & Finance Class B common stock into shares of Better Home & Finance Class A common stock since the Closing Date or the beneficial ownership of any Better Home & Finance Warrants, restricted stock units or options, except as noted in the paragraph immediately below. Voting power represents the combined voting power of shares of Better Home & Finance Class A Common Stock and Class B Common Stock owned beneficially by such person. On all matters to be voted upon, holders of shares of Better Home & Finance Class A Common Stock and Class B Common Stock vote together as a single class on all matters submitted to the stockholders for their vote or approval, except as required by law. Holders of Better Home & Finance Class A Common Stock are entitled to one vote per share, while holders of Better Home & Finance Class B Common Stock are entitled to three votes per share on all matters submitted to the stockholders for their vote or approval. Holders of Better Home & Finance Class C Common Stock are not entitled to voting rights with respect to such shares.
Beneficial ownership for the purposes of the following tables is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares of Better Home & Finance Class A Common Stock	% of Better Home & Finance Class A Common Stock	Number of Shares of Better Home & Finance Class B Common Stock	% of Shares of Better Home & Finance Class B Common Stock	Number of Shares of Better Home & Finance Class C Common Stock	% of Shares of Better Home & Finance Class C Common Stock	% of Total Voting Power
5% Holders
Novator Capital Sponsor Ltd.(2)(14)	45,808,186	50.2%					2.5%
SVF Beaver II (DE) LLC(3)			55,188,435	9.6%	6,877,283	9.6%	9.1%
BHFHC Distribution Trust(4)					65,000,000	90.4%	—%
Entities Affiliated with Vishal Garg(5)			100,944,513	16.9%			16.0%
Entities Affiliated with Riaz Valani(6)			52,846,441	9.2%			8.7%
Entities Affiliated with Activant Capital Group LLC(7)			61,306,253	10.7%			10.1%
Pine Brook Capital Partners II, LP(8)			49,783,028	8.7%			8.2%
Directors and Executive Officers of Better Home & Finance
Vishal Garg(5)			100,944,513	16.9%			16.0%
Riaz Valani(6)			52,846,441	9.2%			8.7%
Nicholas Calamari(9)			9,655,854	1.7%			1.6%
Kevin Ryan(10)			1,285,578	*			*
Paula Tuffin(11)			1,994,957	*			*
Arnaud Massenet(4)	1,392,188	1.5%					*
Prabhu Narasimhan	878,125	1.0%					*
Steven Sarracino(7)(12)			61,306,253	10.7%			10.1%
Michael Farello			23,203,001	4.0%			3.8%
Harit Talwar(13)			154,738	*			*
All Better Home & Finance directors and executive officers as a group (10 individuals)	2,270,313	2.5%	251,391,335	43.8%	71,877,283	100.0%	41.7%
__________________
*Less than one percent
(1)Unless otherwise noted, the business address of each of those listed in the table above is 3 World Trade Center, 175 Greenwich Street, 57th Floor, New York, NY 10007.
(2)Novator Capital Sponsor Ltd. is the record holder of the Better Home & Finance Class A Common Stock reported in this row. Novator Capital Sponsor Limited is wholly owned by BB Trustees SA, as trustee of the irrevocable discretionary trust known as The Future Holdings Trust for which BB Trustees SA acts as trustee; the directors of such trust are Nicolas Killen, Jan Rottiers and Arnaud Cywies. Thor Björgólfsson, former chairman of the Aurora board of directors, may be deemed to beneficially own securities held by Novator Capital Sponsor Ltd. by virtue of his control over Novator Capital Sponsor Ltd.
(3)As discussed in the Proxy Statement/Prospectus, in accordance with the SoftBank Subscription Agreement, the maximum number of shares of Better Home & Finance common stock owned by SoftBank may not exceed 9.4% of the outstanding voting power of Better Home & Finance common stock as of the Closing (without giving effect to the Voting Proxy described under “Certain Relationships and Related Party Transactions—Better—Other Stockholder Agreements—SoftBank Agreements” in the Proxy Statement/Prospectus). Accordingly, SoftBank elected to receive both Better Home & Finance Class B common stock and non-voting Better Home & Finance Class C common stock as its merger consideration pursuant to the Business Combination. SVF Beaver II (DE) LLC, is wholly owned by SoftBank Vision Fund II-2, L.P., a Jersey limited partnership, which is managed by SB Investment Advisers (UK) Limited, a wholly owned subsidiary of the Softbank Group Corp.
(4)Consists of 65,000,000 shares of Better Home & Finance Class C common stock issued upon the conversion of the Pre-Closing Bridge Notes held by SB Northstar LP, and such shares were issued to BHFHC Distribution Trust, a trust designated by SB Northstar LP to distribute such shares to SB Northstar LP only upon the receipt of: (i) certain regulatory approvals required in connection with SoftBank’s ownership in the Company or (ii) confirmation that such regulatory approvals are no longer required.

(5)Consists of (a) 6,522,761 shares of Better Home & Finance Class B common stock held of record by 1/0 Real Estate LLC, (b) 69,968,642 shares of Better Home & Finance Class B common stock held of record by Vishal Garg and (c) vested options to purchase 24,453,110 shares of Better Home & Finance Class B common stock held of record by Vishal Garg. Vishal Garg is the controlling member of 1/0 Holdco, LLC, which wholly owns 1/0 Real Estate, LLC. Therefore, Mr. Garg may be deemed to have voting power and dispositive power over the shares held by 1/0 Real Estate, LLC. Nicholas Calamari holds a more than five percent ownership interest in 1/0 Holdco, LLC, which wholly owns 1/0 Real Estate, LLC. The business address of 1/0 Real Estate LLC is 1 World Trade Center, Ste 8500, New York, NY 10007.
(6)Consists of (a) 25,704,813 shares of Better Home & Finance Class B common stock held of record by 1/0 Mortgage Investment, LLC and (b) 27,141,628 shares of Better Home & Finance Class B common stock held of record by Better Portfolio Holdings 1 LLC. Riaz Valani is the beneficiary of family trusts that own (i) Addison Investment Holdings LLC, which has a controlling interest in 1/0 Mortgage Investment, LLC, and (ii) Better Portfolio Holdings 1 LLC. Mr. Valani is the manager of 1/0 Services LLC, which in turn is the manager of 1/0 Mortgage Investment, LLC, and Better Portfolio Holdings 1 LLC. Therefore, Mr. Valani may be deemed the beneficial owner of the shares held by these entities. However, Mr. Valani disclaims beneficial ownership over the shares held by 1/0 Mortgage Investment, LLC, except to the extent of his pecuniary interest. The business address of 1/0 Mortgage Investment, LLC and Better Portfolio Holdings 1 LLC is 500 108th Avenue NE, Suite 1100, Bellevue, WA 98004.
(7)Consists of (a) 18,339,423 shares of Better Home & Finance Class B common stock held of record by Activant Holdings I, Ltd., (b) 7,151,754 shares of Better Home & Finance Class B common stock held of record by Activant Ventures III Opportunities Fund 1, LP, (c) 1,080,188 shares of Better Home & Finance Class B common stock held of record by Activant Ventures III Opportunities Fund 2, L.P., (d) 873,305 shares of Better Home & Finance Class B common stock held of record by Activant Ventures III Opportunities Fund 3, LP, (e) 1,400,933 shares of Better Home & Finance Class B common stock held of record by Activant Ventures III Opportunities Fund 4, L.P., (f) 6,111,340 shares of Better Home & Finance Class B common stock held of record by Activant Ventures III Opportunities Fund 6, LP, and (g) 26,349,310 shares of Better Home & Finance Class B common stock held of record by Activant Ventures III, L.P. Activant Ventures Advisors III, LLC is the general partner of Activant Ventures III Opportunities Fund 1, LP, Activant Ventures III Opportunities Fund 2, LP, Activant Ventures III Opportunities Fund 3, LP, Activant Ventures III Opportunities Fund 4, L.P., and Activant Ventures III Opportunities 6, LP, the general partner of the entities which own Activant Ventures III, L.P. Therefore, Activant Ventures Advisors III, LLC may be deemed to have voting power and dispositive power with respect to the shares hold by these entities. See footnote 12 below. The business address of each of these entities is 323 Railroad Avenue, Greenwich, CT 06830.
(8)The business address of Pine Brook Capital Partners II, LP is 60 East 42nd Street, Suite 3014, New York, NY 10165.
(9)Consists of (a) 5,978,074 shares of Better Home & Finance Class B common stock held of record by Nicholas Calamari, (b) 1,222,903 shares of Better Home & Finance Class B common stock held of record by The Nicholas J. Calamari Family Trust, (c) 1,222,903 shares of Better Home & Finance Class B common stock held of record by The Anika G Austin Descendants Trust and (d) 1,231,974 RSUs that have vested or will vest within 60 days of the Closing.
(10)Consists of (a) 527,961 shares of Better Home & Finance Class B common stock held of record by Kevin Ryan, (b) 184,512 RSUs that have vested or which will vest within 60 days of the Closing held of record by Kevin Ryan and (c) options to purchase 573,105 shares of Better Home & Finance Class B common stock that have vested or which will vest within 60 days of the Closing held of record by Kevin Ryan.
(11)Consists of (a) 246,515 shares of Better Home & Finance Class B common stock held of record by Paula Tuffin, (b) 822,125 shares of Better Home & Finance Class B common stock held of record in the Technology Stock Holding Master Trust/Series Tuffin 2021 Trust and (c) 926,317 RSUs that have vested or which will vest within 60 days of the Closing.
(12)Steve Sarracino is Principal of Activant Ventures Advisors III, LLC, which is the general partner of the related investment entities that hold shares of Better Home & Finance common stock. Therefore, Mr. Sarracino has control of the shares held by the entities affiliated with Activant Ventures Advisors III, LLC. However, Mr. Sarracino disclaims beneficial ownership over the shares, and in all events disclaims pecuniary interest except to the extent of his economic interest.
(13)Consists of 154,738 RSUs that have vested or will vest within 60 days of the Closing.
(14)Includes 1,390,014 shares (the “Sponsor Locked-Up Shares”) subject to transfer restrictions, contingent on the price of Better Home & Finance Class A common stock exceeding certain thresholds. In addition to the transfer restrictions, upon certain change in control events included in the Sponsor Agreement, if there is a change in control event within five years following the Closing, the Sponsor Locked-Up Shares which have not reached the necessary thresholds will be forfeited. If after five years there is no such change in control event, the lock-up period will go on in perpetuity until the price thresholds are met. Refer to the section of the Proxy Statement/Prospectus titled “BCA Proposal—Related Agreements—Sponsor Agreement” and the Sponsor Agreement, a copy of which is attached to the Proxy Statement/Prospectus as Annex K, for additional details.
Directors and Executive Officers
The Company’s directors and executive officers after the consummation of the Business Combination are described in in the section titled “Management of Better Home & Finance Following the Business Combination” beginning on page 404 of the Proxy Statement/Prospectus, and that information is incorporated herein by reference.
Directors
Pursuant to the approval of Aurora shareholders on August 11, 2023 at the Extraordinary General Meeting, the following persons constitute the Company’s board of directors (the “Board”) effective upon the Closing: Harit Talwar (chair), Vishal Garg, Arnaud Massenet, Prabhu Narasimhan, Michael Farello, Steve Sarracino and Riaz Valani. Each of Thor Björgólfsson, Shravin Mittal, Sangeeta Desai and Michael Edelstein resigned as directors of the Company effective as of the Closing. Biographical information for these individuals is set forth in the section titled “Management of Better Home & Finance Following the Business Combination” beginning on page 404 of the Proxy Statement/Prospectus, which is incorporated herein by reference.
Director Independence
Nasdaq listing standards require that a majority of our Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that Messrs. Harit Talwar, Michael Farello, Steve Sarracino and Riaz Valani are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.
Committees of the Board of Directors
Effective as of the Closing, the standing committees of the Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a corporate governance and nominations committee (the “Nominating Committee”). Each of the committees report to the Board.
Effective as of the Closing, the Board appointed Messrs. Talwar, Farello and Sarracino to serve on the Audit Committee, with Mr. Sarracino as chair and qualifying as an audit committee financial expert, as such term is defined in Item 407(d)(5) of Regulation S-K. The Board appointed Messrs. Farello, Sarracino, Talwar and Valani to serve on the Compensation Committee, with Mr. Valani as chair. The Board appointed Messrs. Valani, Sarracino and Talwar to serve on the Nominating Committee, with Mr. Talwar as chair.
Executive Officers
Effective as of the Closing, each of Messrs. Björgólfsson and Massenet and Ms. Caroline Harding resigned as the Chairman, Chief Executive Officer and Chief Financial Officer, respectively. Effective as of the Closing, the Board appointed Mr. Garg to serve as Chief Executive Officer, Mr. Kevin Ryan to serve as Chief Financial Officer and President, Mr. Nicholas Calamari to serve as Chief Administrative Officer and Senior Counsel, and Ms. Paula Tuffin to serve as General Counsel and Chief Compliance Officer. Biographical information for these individuals is set forth in the Proxy Statement/Prospectus in the section titled “Management of Better Home & Finance Following the Business Combination” beginning on page 404 of the Proxy Statement/Prospectus, which is incorporated herein by reference.
Executive and Director Compensation
A description of the compensation of the named executive officers of Better prior to the consummation of the Business Combination is set forth in the section titled “Executive Compensation” beginning on page 409 of the Proxy Statement/Prospectus, which is incorporated herein by reference. Prior to the consummation of the Business Combination, Better entered into public-company style executive employment agreements with each of the named executive officers and also adopted an executive change in control plan to ensure the continued dedication of key executives, including the named executive officers, following the Closing. Information regarding such employment agreements and change in control plan is set forth in the Proxy Statement/Prospectus in the section titled “Executive Compensation Arrangements” beginning on page 417 of the Proxy Statement/Prospectus, which is incorporated herein by reference. Better Home & Finance intends to further develop an executive compensation program that is designed to align executive pay with the financial and operational performance of Better Home & Finance, and the creation of shareholder value, while allowing Better Home & Finance to attract, retain and motivate key executives critical to achieving the vision and strategy of Better Home & Finance. Decisions regarding the executive compensation program will be made by the Compensation Committee.
The foregoing description of the employment agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreements, copies of which are attached hereto as Exhibits 10.8, 10.9 and 10.10 and incorporated herein by reference.

Better has not historically maintained a compensation policy for non-employee directors. Better Home & Finance intends to approve and implement a compensation program for non-employee directors in connection with the consummation of the Business Combination.
At the Extraordinary General Meeting, Aurora shareholders approved the Better Home & Finance 2023 Incentive Equity Plan (the “2023 Plan”). A description of the 2023 Plan is set forth in the section entitled “Incentive Equity Plan Proposal” beginning on page 267 of the Proxy Statement/Prospectus, which is incorporated herein by reference. A copy of the full text of the 2023 Plan is filed as Exhibit 10.5 hereto and is incorporated herein by reference. Following the completion of the Business Combination, the Company expects that the Board or the Compensation Committee will make grants of awards under the 2023 Plan to eligible participants.
At the Extraordinary General Meeting, Aurora shareholders also approved the Better Home & Finance 2023 Employee Stock Purchase Plan (the “ESPP”). A description of the ESPP is set forth in the section entitled “ESPP Proposal” beginning on page 275 of the Proxy Statement/Prospectus, which is incorporated herein by reference. A copy of the full text of the ESPP is filed as Exhibit 10.6 hereto and is incorporated herein by reference.
Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to indemnify its directors and officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties. The directors or officers must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, an action only by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. The Company’s Amended and Restated Certificate of Incorporation provides for indemnification by the Company its directors, officers and other agents to the fullest extent permitted by the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its charter that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock purchases or redemptions, or (4) for any transaction from which the director derived an improper personal benefit. The Company’s Amended and Restated Certificate of Incorporation provides for such limitation of liability.
The Company also maintains liability insurance for the benefit of its directors and officers.
The information set forth under “Indemnification Agreements” under Item 1.01 of this Report is incorporated herein by reference.
Certain Relationships and Related Transactions
Certain relationships and related party transactions of Better Home & Finance are described in the section titled “Certain Relationships and Related Party Transactions” beginning on page 304 of the Proxy Statement/Prospectus, which is incorporated herein by reference. Information on the amount of expenses incurred under these agreements for the six months ended June 30, 2023 are described in Note 10—Related Party Transactions in the unaudited condensed consolidated financial statements of Better as of June 30, 2023, which are included as Exhibit 99.1 to this Report and incorporated herein by reference.

Executive Officer Borrowings
Reference is made to the disclosure regarding the employee loan program in the section of the Proxy Statement/Prospectus titled “Employee Loan Program” beginning on page 411, which is incorporated herein by reference. On August 21, 2023, Better entered into personal loan termination agreements (the “Termination Agreements”) to extinguish the outstanding loans to each of Vishal Garg, Kevin Ryan and Paula Tuffin in connection with the early exercise of the stock options held by each of Messrs. Garg and Ryan and Ms. Tuffin.
In the case of Mr. Garg, the loan was extinguished in exchange for the repurchase of all 4,000,000 shares of Better Common Stock collateralizing his promissory notes and 2,447,617 additional shares of Better Common Stock owned by Mr. Garg, each at a fair market value of $6.21 per share of Better Common Stock. In the case of Mr. Ryan and Ms. Tuffin, the loan was extinguished in exchange for a number of shares of Better Common Stock (1,009,271 and 42,349, respectively) collateralizing their respective promissory notes with an aggregate fair market value equal to the outstanding obligations of principal and accrued interest due and payable under the respective notes, at a fair market value per Better share of $6.21 with respect to the vested shares and the exercise price of $5.06 with respect to the unvested shares. Any unvested shares of Better Common Stock not required to be transferred by Mr. Ryan and Ms. Tuffin to extinguish the loans will continue in accordance with their terms and, in accordance with the Merger Agreement, convert into unvested shares of Better Home & Finance Class B common stock, subject to all terms and conditions (including vesting schedule) applicable to such shares prior to the loan termination.
In addition, reference is made to the disclosure regarding the retention bonus granted to Mr. Ryan in the form of a forgivable loan (the “Retention Loan”) in the section of the Proxy Statement/Prospectus titled “Retention Agreement with Kevin Ryan” on page 417, which is incorporated herein by reference. As required in accordance with the terms of the Retention Loan in connection with Better Home & Finance becoming subject to Section 402 of the Sarbanes-Oxley Act of 2002, Better forgave the Retention Loan such that the promissory note and retention bonus agreement underlying Retention Loan were terminated and are deemed null and void in all respects.
In connection with the forgoing, Better has agreed to reimburse and make whole Mr. Ryan and Ms. Tuffin for the taxes incurred by them in connection with the Termination Agreements and, for Mr. Ryan, the withholding taxes incurred in connection with the forgiveness of the Retention Loan.
The foregoing description of the Termination Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreements, copies of which are attached hereto as Exhibits 10.15, 10.16 and 10.17 and incorporated herein by reference.
Legal Proceedings
Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus titled “Information About Better-Legal Proceedings” beginning on page 323, which is incorporated herein by reference.
In addition, as previously disclosed, in the second quarter of 2022, Better and Aurora received a voluntary request for documents from the Division of Enforcement of the U.S. Securities and Exchange Commission (the “SEC”) indicating that it was conducting an investigation relating to Aurora and Better to determine if violations of the federal securities laws had occurred. On August 3, 2023, SEC staff informed Aurora and Better that they have concluded the investigation and that they do not intend to recommend an enforcement action against Aurora or Better. This notice from the SEC staff was provided under the guidelines set forth in the final paragraph of Securities Act Release No. 5310.
Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters
Aurora’s Class A ordinary shares were historically quoted on the Nasdaq Capital Market under the symbol “AURC.” Aurora’s public units, which were historically quoted on The Nasdaq Capital Market under the symbol “AURCU,” automatically separated into their component securities in connection with the Business Combination and, as a result, no longer trade as a separate security and were delisted from Nasdaq. The Better Home & Finance Class A common stock began trading on The Nasdaq Global Market under the symbol “BETR” on August 24, 2023.

As of August 24, 2023, there were approximately 1,580 holders of record of Better Home & Finance Class A common stock.
Better Home & Finance has not paid any cash dividends on shares of Better Home & Finance Class A common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the Board.
Recent Sales of Unregistered Securities
Reference is made to the disclosure set forth below under Item 3.02 of this Report concerning the issuance and sale by the Company of certain unregistered securities, which is incorporated herein by reference.
Description of Registrant’s Securities
The description of the Company’s securities is contained in the section titled “Description of Better Home & Finance’s Securities” beginning on page 440 of the Proxy Statement/Prospectus, which is incorporated herein by reference.
Financial Statements and Supplementary Data
The information set forth under Item 9.01 of this Report is incorporated herein by reference.
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
The information set forth under Item 4.01 of this Report is incorporated herein by reference.
Item 2.02    Results of Operations and Financial Condition.
On August 28, 2022, the Company issued a press release announcing the Company’s financial results for the quarter ended June 30, 2023.
A copy of the Company’s press release is attached hereto as Exhibit 99.4 to this Report and is hereby incorporated by reference in this Item 2.02. The information and exhibit contained in this Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of the 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.
Item 3.02Unregistered Sales of Equity Securities
The disclosure set forth in “Introductory Note—Bridge Note Conversion and Exchange; Sponsor Purchase; Convertible Note Funding” above is incorporated into this Item 3.02 by reference.
The Company issued each of the foregoing securities under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act, as a transaction not requiring registration under Section 5 of the Securities Act.
Item 3.03Material Modification to Rights of Security Holders.
Immediately prior to the consummation of the Business Combination, the Company filed the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The material terms of the Amended and Restated Certificate of Incorporation and Better Home & Finance’s bylaws (the “Bylaws”) and the general effect upon the rights of holders of Better Home & Finance’s capital stock are discussed in the sections titled “Domestication Proposal” beginning on page 248 and “Organizational Documents Proposal” beginning on page 251 of the Proxy Statement/Prospectus, which are incorporated by reference herein.

The disclosures set forth under the “Introductory Note,” in Item 1.01 and in Item 2.01 of this Report are also incorporated herein by reference. Copies of the Amended and Restated Certificate of Incorporation and the Bylaws are included as Exhibit 3.1 and 3.2, respectively, to this Report and are incorporated herein by reference.

Item 5.01Changes in Control of Registrant.
The disclosure set forth in the “Introductory Note” and in Item 2.01 of this Report is incorporated herein by reference.
Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Executive Officers and Directors
Upon the consummation of the Business Combination, and in accordance with the terms of the Merger Agreement, each executive officer of Aurora ceased serving in such capacities, and Thor Björgólfsson, Shravin Mittal, Sangeeta Desai and Michael Edelstein ceased serving on the Company’s board of directors.
Effective as of the Closing, Harit Talwar, Vishal Garg, Arnaud Massenet, Prabhu Narasimhan, Michael Farello, Steve Sarracino and Riaz Valani were appointed as directors of the Company, to serve until the end of their respective terms and until their successors are elected and qualified. The Board appointed Messrs. Talwar, Sarracino and Farello to serve on the Audit Committee, with Mr. Sarracino as chair and qualifying as an audit committee financial expert, as such term is defined in Item 407(d)(5) of Regulation S-K. The Board appointed Messrs. Farello, Sarracino, Talwar and Valani to serve on the Compensation Committee, with Mr. Valani as chair. The Board appointed Messrs. Talwar, Sarracino and Valani to serve on the Nominating Committee, with Mr. Talwar as chair.
Effective as of the Closing, each of Messrs. Björgólfsson and Massenet and Ms. Caroline Harding resigned as the Chairman, Chief Executive Officer and Chief Financial Officer, respectively. Effective as of the Closing, the Board appointed Mr. Garg to serve as Chief Executive Officer, Mr. Kevin Ryan to serve as Chief Financial Officer and President, Mr. Nicholas Calamari to serve as Chief Administrative Officer and Senior Counsel, and Ms. Paula Tuffin to serve as General Counsel and Chief Compliance Officer. Biographical information for these individuals is set forth in the Proxy Statement/Prospectus in the section titled “Management of Better Home & Finance Following the Business Combination” beginning on page 404 of the Proxy Statement/Prospectus, which is incorporated herein by reference.
Reference is also made to the disclosure described in the Proxy Statement/Prospectus in the section titled “Director Election Proposal” beginning on page 263 and the disclosure set forth in this Report under the headings “Directors and Executive Officers” and “Executive Officer Borrowings,” which is incorporated herein by reference.
2023 Incentive Equity Plan
On August 22, 2023, the 2023 Plan became effective. Better Home & Finance has initially reserved a total of 88,626,665 shares of Better Home & Finance Class A common stock for issuance pursuant to the 2023 Plan, which includes shares subject to awards granted under Better’s 2017 Equity Incentive Plan that become available for issuance pursuant to the terms of the 2023 Plan, subject to certain adjustments set forth therein. The 2023 Plan provides that the number of shares reserved and available for issuance under the 2023 Plan will automatically increase on the first day of each fiscal year beginning in 2024 and ending on 2033, equal to the lesser of (1) five percent (5%) of the shares of Better Home & Finance Class A common stock outstanding on the last day of the immediately preceding calendar year and (2) such smaller number of shares of Better Home & Finance Class A common stock as is determined by the Board or a committee of the Board.
A description of the 2023 Plan is set forth in the section entitled “Incentive Equity Plan Proposal” beginning on page 267 of the Proxy Statement/Prospectus, which is incorporated herein by reference. A copy of the full text of the 2023 Plan is filed as Exhibit 10.5 hereto and is incorporated herein by reference.

2023 Employee Stock Purchase Plan
On August 22, 2023, the ESPP became effective. Better Home & Finance has reserved a total of 16,113,939 shares of Better Home & Finance Class A Common Stock for issuance pursuant to the ESPP, subject to certain adjustments set forth therein. The ESPP provides that the number of shares reserved and available for issuance under the 2023 Plan will automatically increase on the first day of each fiscal year beginning in 2024 and ending on 2033, equal to the lesser of (1) two percent (2%) of the shares of Better Home & Finance Class A common stock outstanding on the last day of the immediately preceding calendar year and (2) such smaller number of shares of Better Home & Finance Class A common stock as is determined by the Board.
A description of the ESPP is set forth in the section entitled “ESPP Proposal” beginning on page 275 of the Proxy Statement/Prospectus, which is incorporated herein by reference. A copy of the full text of the ESPP is filed as Exhibit 10.6 hereto and is incorporated herein by reference.
Item 5.03Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.
Immediately prior to the consummation of the Business Combination, the Company filed the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The material terms of the Amended and Restated Certificate of Incorporation and the Bylaws and the general effect upon the rights of holders of Better Home & Finance’s capital stock are discussed in the sections titled “Domestication Proposal” beginning on page 248 and “Organizational Documents Proposal” beginning on page 251, which are incorporated by reference herein.
The disclosures set forth under the “Introductory Note,” in Item 1.01 and in Item 2.01 of this Report are also incorporated herein by reference. Copies of the Amended and Restated Certificate of Incorporation and the Bylaws are included as Exhibit 3.1 and 3.2, respectively, to this Report and are incorporated herein by reference.
Item 5.05Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
In connection with the Business Combination, on August 22, 2023, the Board approved and adopted a new Code of Business Conduct and Ethics applicable to all employees, officers and directors of Better Home & Finance. A copy of the Code of Business Conduct and Ethics can be found at http://investors.better.com/governance/governance-documents under the link “Code of Business Conduct and Ethics.” The above description of the Code of Business Conduct and Ethics does not purport to be complete and is qualified in its entirety by reference to the full text of the Code of Business Conduct and Ethics, a copy of which is filed as Exhibit 14.1 hereto and incorporated herein by reference.
Item 5.06Change in Shell Company Status.
As a result of the Transactions, the Company ceased being a shell company. Reference is made to the disclosure in the sections titled “BCA Proposal” beginning on page 198 and “Domestication Proposal” beginning on page 248, which are incorporated herein by reference. Further, the information set forth in the “Introductory Note” and under Item 2.01 of this Report is incorporated herein by reference.
Item 9.01Financial Statements and Exhibits.
(a)Financial statements of businesses acquired.
The unaudited condensed consolidated financial statements of Better as of December 31, 2022 and for the three months ended March 31, 2023 and March 31, 2022 are set forth in the Proxy Statement/Prospectus beginning on page F-53 and are incorporated herein by reference. The unaudited condensed consolidated financial statements of Better as of June 30, 2023 are set forth in Exhibit 99.1 hereto, which is incorporated herein by reference.
The audited consolidated balance sheets of Better as of December 31, 2022 and December 31, 2021 and the related consolidated statements of operations and comprehensive loss, changes in convertible preferred stock and stockholders’ equity (deficit), and cash flows for each of the two years in the period ended December 31, 2022 are set forth in the Proxy Statement/Prospectus beginning on page F-96 and are incorporated herein by reference.
The unaudited condensed consolidated financial statements of Aurora as of June 30, 2023 and for the six months ended June 30, 2023 and the related notes are included in Aurora’s Quarterly Report on Form 10-Q filed on August 4, 2023, and are incorporated herein by reference.
The audited consolidated financial statements of Aurora as of December 31, 2022 and for the twelve months ended December 31, 2023 and the related notes are set forth in the Proxy Statement/Prospectus beginning on page F-2 and are incorporated herein by reference.
(b)Pro forma financial information.
The unaudited pro forma condensed combined financial information of Better Home & Finance as of June 30, 2023 and for the year ended December 31, 2022 and the six months ended June 30, 2023 is set forth in Exhibit 99.2 hereto and is incorporated herein by reference.
(d)Exhibits:

		Incorporated by Reference
Exhibit	Description	Form	Exhibit	Filing Date
2.1*	Agreement and Plan of Merger, dated as of May 10, 2021, by and among Aurora Acquisition Corp., Aurora Merger Sub I, Inc. and Better Holdco, Inc.	8-K	2.1	May 14, 2021
2.2	Amendment No. 1 to the Agreement and Plan of Merger, dated as of October 27, 2021, by and among Aurora Acquisition Corp., Aurora Merger Sub I, Inc. and Better Holdco, Inc.	8-K	2.1	October 29, 2021
2.3	Amendment No. 2 to the Agreement and Plan of Merger, dated as of November 9, 2021, by and among Aurora Acquisition Corp., Aurora Merger Sub I, Inc. and Better Holdco, Inc.	S-4/A	2.4	November 12, 2021
2.4	Amendment No. 3 to the Agreement and Plan of Merger, dated as of November 30, 2021, by and among Aurora Acquisition Corp., Aurora Merger Sub I, Inc. and Better Holdco, Inc.	8-K	2.1	December 2, 2021
2.5	Amendment No. 4 to the Agreement and Plan of Merger, dated as of August 26, 2022, by and among Aurora Acquisition Corp., Aurora Merger Sub I, Inc. and Better Holdco, Inc.	8-K	2.1	August 29, 2022
2.6	Amendment No. 5 to the Agreement and Plan of Merger, dated as of February 24, 2023, by and among Aurora Acquisition Corp., Aurora Merger Sub I, Inc. and Better Holdco, Inc.	8-K	2.1	March 2, 2023
2.7	Amendment No. 6 to the Agreement and Plan of Merger, dated as of June 23, 2023, by and among Aurora Acquisition Corp., Aurora Merger Sub I, Inc. and Better Holdco, Inc.	8-K	2.1	June 26, 2023
3.1	Amended and Restated Certificate of Incorporation of Better Home & Finance Holding Company	8-K	3.1	August 25, 2023
3.2	Bylaws of Better Home & Finance Holding Company	8-K	3.2	August 25, 2023
4.1*	Warrant Agreement, dated as of March 3, 2021, by and between Aurora Acquisition Corp. and Continental Stock Transfer & Trust Company	S-4/A	4.4	July 24, 2023

4.2	Assignment, Assumption and Amendment Agreement, dated as of August 22, 2023, by and among Better Home & Finance Holding Company, Computershare Trust Company, N.A. and Computershare Inc.
4.3	Specimen Class A Common Stock Certificate of Better Home & Finance Holding Company
4.4	Specimen Class B Common Stock Certificate of Better Home & Finance Holding Company
4.5	Specimen Class C Common Stock Certificate of Better Home & Finance Holding Company
10.1
Amended and Restated Registration Rights Agreement, dated as of August 22, 2023, by and among Better Home & Finance Holding Company, Novator Capital Sponsor Ltd., and certain Persons signatory thereto.

10.2	Novator Exchange Election Agreement, dated as of August 22, 2023 by and among Better HoldCo, Inc., Novator Capital Sponsor Ltd. and Aurora Acquisition Corp.
10.3	Indenture, dated as of August 22, 2023, by Better Home & Finance Holding Company, the Subsidiary Guarantors signatory thereto, and GLAS Trust Company LLC.
10.4	Form of Indemnification Agreement by and between Better Home & Finance Holding Company and each of its directors and executive officers.
10.5#	Better Home & Finance Holding Company 2023 Incentive Equity Plan
10.6#	Better Home & Finance Holding Company 2023 Employee Stock Purchase Plan
10.7	Amendment No. 2 to SoftBank Subscription Agreement, dated as of August 21, 2023	8-K	10.1	August 23, 2023
10.8#	Employment Agreement, dated as of April 5, 2022, between Better Holdco, Inc. and Kevin Ryan.	S-4/A	10.24	July 24, 2023
10.9#	Employment Agreement, dated as of October 18, 2022, between Better Holdco, Inc. and Nicholas J. Calamari.	S-4/A	10.25	July 24, 2023
10.10#	Employment Agreement, dated as of October 18, 2022, between Better Holdco, Inc. and Paula Tuffin	S-4/A	10.26	July 24, 2023
10.11	Post-Closing Convertible Notes Side Letter, dated November 30, 2021 between SoftBank and Vishal Garg.	S-4/A	10.27	July 24, 2023
10.12#	Chairman Agreement, dated as of April 27, 2022, between Better Holdco, Inc. and Harit Talwar.	S-4/A	10.30	July 24, 2023
10.13*	Addendum to Amended and Restated Technology Integration and License Agreement, dated January 1, 2023, between Better Holdco, Inc. and TheNumber, LLC	S-4/A	10.52	July 24, 2023
10.14*	Amended Private Label Consumer Lending Program Agreement, dated September 12, 2022, between Better Mortgage Corporation and Notable Finance, LLC	S-4/A	10.53	July 24, 2023
10.15#	Loan Termination Agreement, dated as of August 21, 2023, between Better Holdco, Inc. and Vishal Garg.
10.16#	Loan Termination Agreement, dated as of August 21, 2023, between Better Holdco, Inc. and Kevin Ryan.
10.17#	Loan Termination Agreement, dated as of August 21, 2023, between Better Holdco, Inc. and Paula Tuffin.

10.18	Sponsor Purchase Subscription Agreement, dated as of August 22, 2023, by and between Better Home & Finance Holding Company and Novator Capital Sponsor, Ltd.
14.1	Code of Business Conduct and Ethics of Better Home & Finance Holding Company.
21.1	List of subsidiaries of Better Home & Finance Holding Company.
99.1	Unaudited condensed financial statements of Better Holdco, Inc. for the six months ended June 30, 2023 and 2022
99.2	Unaudited pro forma condensed consolidated combined financial information for the six months ended June 30, 2023 and for the year ended December 31, 2022.
99.3	Management’s Discussion and Analysis of Financial Condition and Results of Operations for Better Home & Finance for the six months ended June 30, 2023 and 2022.
99.4	Press Release, dated August 28, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)
__________________
*Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.
#Indicates management contract or compensatory arrangement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2023

Better Home & Finance Holding Company

By:	/s/ Kevin Ryan
Name:	Kevin Ryan
Title:	Chief Financial Officer and President